EXHIBIT INDEX

                                                        Sequentially
Exhibit No.                Exhibit                      Number Page

4(i)    Articles of Incorporation as in effect May 4,
        1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

4(ii)   Bylaws of Dominion Resources, Inc. as in effect
        September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File
        No. 1-8489, incorporated by reference).

5       Opinion of Thomas F. Farrell, II, Esq., Vice
        President and General Counsel of Dominion Resources,
        Inc. (filed herewith).

23(i)   Consent of Deloitte & Touche LLP (filed herewith).

23(ii)  Consent of Thomas F. Farrell, II, Esq., Vice
        President and General Counsel of Dominion
        Resources, Inc. (contained in Exhibit 5).

24      Powers of attorney (included herein).

99      Dominion Resources, Inc. Executives' Deferred
        Compensation Plan (filed herewith).